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BECKSTEAD AND WATTS, LLP
------------------------
CERTIFIED PUBLIC ACCOUNTANTS


                                                         3340 Wynn Road, Suite B
                                                             Las Vegas, NV 89102
                                                                    702.257.1984
                                                                702.362.0540 fax


June 28, 2004

Securities and Exchange Commission
Washington, D.C. 20549

Ladies and Gentlemen:

The firm of Beckstead and Watts, LLP was previously principal accountant for USA Telcom Internationale (the "Company") and reported on the financial statements of the Company for the years ended December 31, 2003 and 2002. Effective June 22, 2004, we were terminated by the Company as principal accountants. We have read the Company's statements included under Item 4 of its Form 8-K dated June 28, 2004, and we agree with such statements except that we cannot confirm or deny that the appointment of Malone & Bailey, PLLC was approved by the Board of Directors, or that they were not consulted prior to their appointment as auditors.

Very truly yours,

/s/ Beckstead and Watts, LLP

Beckstead and Watts, LLP